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                                                               EXHIBIT 99(99)(a)

J.P. Morgan Funds
J.P. Morgan Institutional Funds
J.P. Morgan Series Trust
J.P. Morgan Mutual Fund Group
J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Trust
J.P. Morgan Mutual Fund Select Trust
J.P. Morgan Mutual Fund Select Trust
J.P. Morgan Mutual Fund Series
J.P. Morgan Mutual Fund Investment Trust
Growth & Income Portfolio
Undiscovered Managers Funds
UM Investment Trust
UM Investment Trust II

                               POWERS OF ATTORNEY

     The undersigned whose signatures appear below hereby constitute and appoint George C.W. Gatch, Robert L. Young, Patricia A. Maleski, Wayne H. Chan, Stephanie J. Dorsey, Jessica K. Ditullio, Avery Maher, Stephen Benham, Nancy E. Fields, Paul DeRusso, Mary Squires, Arthur Jensen, Martin Dean, Alaina V. Metz, Christopher D. Walsh, Stephen M. Ungerman and Thomas J. Smith, and each of them, their true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable or which may be required to enable any of the investment companies named above (each a "Company") to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Company's Registration Statement on Form N-A or N-2, as applicable, and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee and/or officer of a Company and any all such amendments and registration statements filed with the securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm that all said attorneys and agents, or any of the, shall do or cause or be done by virtue hereof.

     This Powers of Attorney may be signed in one or more counterparts, each of which shall me deemed an original, but all of which together shall constitute one and the same document.

\s\ William J. Armstrong                          \s\ Robert J. Higgins
----------------------------                      ------------------------------
William J. Armstrong                              Robert J. Higgins

\s\ Roland R. Eppley, Jr.                         \s\ William G. Morton, Jr.
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Roland R. Eppley, Jr.                             William G. Morton, Jr.

                                                  \s\ Fergus Reid, III
----------------------------                      ------------------------------
Ann Maynard Gray                                  Fergus Reid, III

\s\ Dr. Matthew Goldstein                         \s\ James J. Schonbachler
----------------------------                       -----------------------------
Dr. Matthew Goldstein                             James J. Schonbachler

                                                  \s\ Leonard M. Spalding, Jr.
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Matthew Healey                                    Leonard M. Spalding, Jr.